Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-78323, 33-9082, 33-26468, 33-33701, 333-19007,
333-27935, 333-35059, 333-57977, 333-57979, 333-40666, 333-40664 and 333-40658)
and in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-65825 and 333-80249) of Hughes Supply, Inc. of our report dated March 23, 2001, appearing on page 40 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
April 20, 2001